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                                                                    EXHIBIT 23.1





CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Pharmaceutical Product Development, Inc. on Form S-8 (File No. 333-20925) of our report dated February 11, 1997, on our audit of the financial statements of Pharmaceutical Product Development, Inc. as of December 31, 1996 and for the year then ended, which report is included in this Annual Report on Form 10-K.



                                              /s/COOPERS & LYBRAND L.L.P.



Raleigh, North Carolina
March 25, 1997